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                                                              Exhibit 15.1

The Board of Directors
Life Re Corporation

        We are aware of the incorporation by reference in the Registration
Statement (Form S-3 No. 333-     ) of Life Re Corporation for the registration
of 345,000 Units of our reports dated May 1, 1997; July 29, 1997; and October 30, 1997 relating to the unaudited condensed consolidated interim financial statements of Life Re Corporation that are included in its Forms 10-Q for the quarters ended March 31, 1997; June 30, 1997; and September 30, 1997.


                                                /s/ Ernst & Young LLP


Stamford, Connecticut
March 9, 1998